UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2007

Foldera, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-118799	20-0375035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17011 Beach Blvd., Suite 1500 Huntington Beach, California		92647
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (714) 766-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR  240.13e-4(c))

FOLDERA, INC.

CURRENT REPORT ON FORM 8-K

May 9, 2007

Item 8.01. Other Events.

In March 2005, our predecessor, Taskport, Inc., entered into an engagement agreement with CFO 911, pursuant to which CFO 911 agreed to provide services to Taskport including assistance in completing Taskport’s business plan and performing due diligence on Taskport’s financial projections for reasonableness and accuracy from a financial investors’ perspective. We agreed to pay CFO 911 a total of $10,000 for these services. We also engaged CFO 911 to perform other services, including assistance in connection with our proposed reverse merger with a company whose shares were quoted on the OTC Bulletin Board, for which CFO 911 was compensated in cash and received 75,000 pre-split shares of Taskport’s common stock. Reid Dabney, our Chief Financial Officer, was associated with CFO 911 in 2005 before becoming our full-time Chief Financial Officer in November 2005. Mr. Dabney has not been actively involved with CFO 911 since commencing his duties with us and is not involved in CFO 911’s decision-making processes.  Therefore, both we and Reid Dabney have no control or beneficial ownership interest in any shares of our common stock that are registered for the benefit of CFO 911 and have no influence on any determination by CFO 911 to sell these shares at any time in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FOLDERA, INC.

Date: May 9, 2007	By:	/s/ Reid Dabney
Reid Dabney
Senior Vice President and Chief Financial Officer